EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Western Alliance Bancorporation of our reports dated February 21, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2013.

/s/ McGladrey LLP

Phoenix, Arizona
October 30, 2014